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WHITESTONE REIT

COMMUNITIES THAT THRIVE

CREATING LOCAL CONNECTIONS

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED DECEMBER 31, 2020

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that aquires, owns, manages,
Common Shares	develops and redevelops high quality open-air neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone seeks to create communities that thrive through
58 Community Centers	creating local connections between consumers in the surrounding communities and a well-crafted mix of national,
5.0 million sq. ft. of gross	regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone
leasable area	has consistently paid a monthly dividend for over 15 years. The Company’s balanced and well-managed
1,391 tenants	capital structure provides stability and flexibility to support it through a multitude of economic cycles.

6 Top Growth Markets	We invest in properties that are or can become Community Centered Properties® from which our tenants deliver
Austin	needed services to the surrounding population. We focus on properties with smaller rental spaces that present
Chicago	opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
Phoenix	respective surrounding communities. Operations include an internal management structure providing cost-effective
San Antonio	services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
Fiscal Year End	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual
12/31	associates who understand the particular needs of our tenants and neighborhoods.

Common Shares &	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Units Outstanding*:	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Common Shares: 42.4 million	than 3,000 square feet) and, as of December 31, 2020, provided a 48% premium rental rate compared to our larger
Operating Partnership Units:	space tenants. The largest of our 1,391 tenants at our wholly owned properties comprised only 2.8% of our
0.8 million	annualized base rental revenues for the three months ended December 31, 2020.

Distribution (per share / unit)*:
Quarter: $ 0.1075	Investor Relations:
Annualized: $ 0.43	Whitestone REIT			ICR Inc.
Dividend Yield: 4.5%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Jeffrey A. Jones
Paul T. Lambert	Analyst Coverage:
Jack L. Mahaffey	B. Riley FBR	JMP Securities	Maxim Group	Ladenburg Thalmann
James C. Mastandrea	Craig Kucera	Aaron Hecht	Michael Diana	John J. Massocca
David F. Taylor	540.277.3366	415.835.3963	212.895.3641	212.409.2543
Trustee Emeritus:	ckucera@brileyfbr.com	ahecht@jmpsecurities.com	mdiana@maximgrp.com	jmassocca@ladenburg.com
Daniel G. DeVos

* As of February 23, 2021
** Based on common share price
of $9.59 as of close of market on
February 23 2021.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT
REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS & PROVIDES COVID-19 UPDATE
-Net Income Per Diluted Share Attributable to Whitestone REIT of $0.07 for the Fourth Quarter and $0.14 for the Full Year-
-Leading the Shopping Center Industry in Foot Traffic Recovery at its Properties(1)-

Houston, Texas, February 24, 2021 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2020 with an update on its business activities in light of the ongoing COVID-19 pandemic. Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone seeks to create communities that thrive through creating local connections between consumers in the surrounding communities. This is accomplished by providing a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences at each of our centers. Whitestone has consistently paid a monthly dividend since its public commencement. Whitestone’s strong balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

Fourth Quarter Operating and Full Year Operating and Financial Highlights:
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
Included in fourth quarter and full year net income attributable to common shareholders and funds from operations is a $1.7 million gain from PPP Loan forgiveness.

•Full Year Net Income attributable to common shareholders of $0.14 per diluted share
•Full Year 2020 Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $0.83 per share
•Full Year FFO Core was $0.93 per share
•Fourth Quarter Net Income attributable to common shareholders of $0.07 per diluted share
•Fourth Quarter FFO of $0.23 per share
•Fourth Quarter FFO Core of $0.24 per share
•Comparable GAAP-based leasing spreads of 6.8% for the quarter and 8.9% for the year
•Same-store Net Operating Income (“NOI”) decreased 4.2% and 4.4% for the three and twelve month periods, respectively
•Bad debt/uncollectable revenue for the quarter was $1.3 million, or $0.03 per share, primarily due to COVID-19 pandemic and included $151,000 of non-cash straight-line rent
•Total Net Debt, defined as outstanding debt plus pro rata share of outstanding debt of real estate partnership less cash and pro rata share of cash of real estate partnership, reduced $12.0 Million, or 2% from prior year

COVID-19 Update Summary (as of February 23, 2021)

•All 53 community centers are open and have remained open throughout the pandemic
•99% of tenants are open and operating (based on ABR)
•95% of fourth quarter 2020 contractual rents have been collected
•96% of total January contractual rents have been collected to date
•Entered into rent deferral agreements representing 3% of fourth quarter 2020 revenue
•Grew cash and cash equivalents by $10.2 million from prior year

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT, commented, “Whitestone’s strong performance and operating trends throughout the pandemic, achieving near-or-top-of-the-industry’s quarterly cash rental collections, and leading the shopping center industry in foot traffic recovery at our properties, sets it apart. Our focus since the pandemic started was to protect our employees, tenants, and the value of our properties so we can continue to produce stable cash flows. Through the sheer dedication and unyielding efforts of our associates, we were able to stabilize our properties and produce stellar rental collection results, while also continuing to lease space. As exemplified by our recent dividend increase, our cash flow remains strong and we remain firmly committed to serving all of our stakeholders by continuing to outperform.”

(1) Source: S&P Global Market Intelligence (S&P), December 7,2020. Whitestone REIT (NYSE: WSR) ranked first in year-over-year recovery in Black Friday foot traffic. The analysis by S&P, which sourced data from AirSage, reveals that the foot traffic in Whitestone centers has recovered to 80.4% of the previous year’s foot traffic levels as compared to the overall public shopping center industry average of a 48% recovery.

Includes properties owned by Acadia Realty Trust, Brixmor Property Group Inc., Cedar Realty Trust, Inc., SITE Center Corp, Federal Realty Investment Trust, Kimco Realty Corporation, Kite Realty Group Trust, RPT Realty, Regency Centers Corporation, Retail Opportunity Investments Corp., Retail Properties of America, Inc., Retail Value Inc., Saul Centers, Inc., Urban Edge Properties, Urstadt Biddle Properties Inc., Weingarten Realty Investors, Wheeler Real Estate Investment Trust Inc. and Whitestone REIT.

Financial Results

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, FFO Core and NOI are included herein.

Net income attributable to common shareholders for the quarter ended December 31, 2020 was $3.1 million, or $0.07 per diluted share, inclusive of $1.3 million or $0.03 per share, related to credit loss and straight-line rent reserve, primarily due to the impact of the COVID-19 pandemic. Net income attributable to common shareholders for the quarter ended December 31, 2019 was $15.8 million, or $0.37 per share.

FFO for the quarter ended December 31, 2020 was $10.2 million, or $0.23 per share, as compared to $8.9 million, or $0.21 per share for the quarter ended December 31, 2019. FFO Core for the quarter ended December 31, 2020 was $10.4 million or $0.24 per share, compared to $11.1 million, or $0.26 per share for the quarter ended December 31, 2019. The change in FFO is primarily the result of a $1.7 million gain from PPP loan forgiveness offset by $1.3 million of bad debt/uncollectable revenue primarily related to the impact of the COVID-19 pandemic. FFO Core excludes the $1.7 million PPP loan forgiveness and the change is primarily the result of $1.3 million of bad debt/uncollectable revenue primarily related to the impact of the COVID-19 pandemic.

Operating Results

For the periods ending December 31, 2020, the Company’s operating highlights were as follows:

	Q4-2020	YTD 2020
Occupancy:
Wholly Owned Properties	88.2%	88.2%
Same Store Property Net Operating Income Change(1)	(4.2)%	(4.4)%

Rental Rate Growth - Total (GAAP Basis):	6.8%	8.9%
New Leases	(5.4)%	(0.4)%
Renewal Leases	10.1%	11.1%

Leasing Transactions:
Number of New Leases	28	105
New Leases - Annualized Revenue (millions)	$6.5	$27.6
Number of Renewal Leases	56	201
Renewal Leases - Annualized Revenue (millions)	$12.5	$47.9
(1) Excludes straight-line rent, amortization of above/below market rates and lease termination fees in both periods.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of December 31, 2020, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). Five of the 58 Community Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (8), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (2). The Company’s properties in these markets are generally located on the best retail corners embedded in affluent communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,391 tenants, with the largest tenant accounting for only 2.8% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

(2) Source: Claritas, as of April 2017.

COVID-19 Update Summary

During the fourth quarter of 2020, the COVID-19 pandemic continued to impact the Company’s operations. As February 23, 2021, approximately 99% (% of ABR) of the Company’s tenants were open for business. Cash collections for the quarter totaled 95% of contractual rents, up from 90% in the prior quarter. These strong collections are a result of the Company’s strategic locations, well-crafted tenant mix and the efforts of its team members in proactively working with tenants to assist them through these difficult times. Cash collections in January 2021 are 96% collected to date.

Balance Sheet and Liquidity

At December 31, 2020, Whitestone had $25.8 million in cash and cash equivalents, $18.4 million of availability and $130.5 million of capacity under its credit facility.

On March 24, 2020, to enhance its liquidity, Whitestone drew $30.0 million on its credit facility. During 2020, Whitestone repaid $12.2 million in mortgage debt and repaid $20 million of borrowings under its credit facility, fully repaying all liquidity borrowings by year-end. Whitestone has no real estate debt maturing until 2022.

The Company has undepreciated real estate assets of $1.1 billion at December 31, 2020.

At December 31, 2020, 51 of the Company’s wholly owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $825.6 million. At December 31, 2020, the Company had total real estate debt, net of cash, of $619.4 million, of which approximately 85% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 4.1% and the weighted average remaining term was 4.4 years.

Dividend

On December 10, 2020, the Company declared a quarterly cash distribution of $0.105 per common share and OP unit for the first quarter of 2021, to be paid in three equal installments of $0.035 in January, February, and March of 2021. On February 10, 2021, the Company raised its quarterly distribution to $0.1075 per common share and OP units, equal to a monthly distribution of $0.035833, beginning with the March 2021 distribution.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to the its earnings release conference call to be broadcast live on Thursday, February 25, 2021 at 8:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants: (877) 407-4018
Dial-in number for international participants: (201) 689-8471

The conference call will be recorded, and a telephone replay will be available through Thursday, March 11, 2021. Replay access information is as follows:

Replay number for domestic participants:	(844) 512-2921
Replay number for international participants:	(412) 317-6671
Passcode (for all participants):	13715688

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone seeks to create communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend paying stock and has consistently paid dividends for over 15 years. Whitestone’s strong, balanced and managed capital structure provides stability and flexibility for growth and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic, and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on the Company’s business, employees and tenants, including, among others, (a) changes in tenant demand for the Company’s properties, (b) financial challenges confronting major tenants, including as a result of decreased customers’ willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of Company’s tenants’ businesses and the impact of these issues on the Company’s ability to collect rent from its tenants; (c) operational changes implemented by the Company, including remote working arrangements, which may put increased strain on IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in the Company’s liquidity due to the lack of further availability under its revolving credit facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the premature easing of government-imposed restrictions implemented to contain the spread of COVID-19; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including as a result of a surge in COVID-19 cases in such areas and the impact on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; the Company's ability to meet its long-term goals, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions including, but not limited to, the significant volatility and disruption in the global financial markets caused by the COVID-19 pandemic and potential volatility as a result of the U.S. presidential election; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, EBITDAre-Adjusted, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus, or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre will represent a supplemental non-GAAP performance measure that will provide investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

EBITDAre-Adjusted: The Company also presents EBITDAre-Adjusted as an additional supplemental measure as we believe it is reflective of the core operating performance of our portfolio of properties. EBITDAre-Adjusted is defined as NAREIT EBITDAre excluding charges and gains related to non-cash and non-operating transactions and other events that could affect the comparability of operating results. Specific examples of items excluded from EBITDAre-Adjusted include, but are not limited to, share-based compensation, proxy contest costs and management fees, net of related costs. There can be no assurance that EBITDAre-Adjusted as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre-Adjusted should not be considered an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre-Adjusted does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense and rent support agreement payments received from sellers on acquired assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019

ASSETS
Real estate assets, at cost
Property	$1,106,426	$1,099,955
Accumulated depreciation	(163,712)	(137,933)
Total real estate assets	942,714	962,022
Investment in real estate partnership	33,979	34,097
Cash and cash equivalents	25,777	15,530
Restricted cash	179	113
Escrows and acquisition deposits	9,274	8,388
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	23,009	22,854
Receivable due from related party	335	477
Unamortized lease commissions, legal fees and loan costs	7,686	8,960
Prepaid expenses and other assets(2)	2,049	3,819
Total assets	$1,045,002	$1,056,260
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$644,185	$644,699
Accounts payable and accrued expenses(3)	50,918	39,336
Payable due to related party	125	307
Tenants' security deposits	6,916	6,617
Dividends and distributions payable	4,532	12,203
Total liabilities	706,676	703,162
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2020 and December 31, 2019	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 42,391,316 and 41,492,117 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	42	41
Additional paid-in capital	562,250	554,816
Accumulated deficit	(215,809)	(204,049)
Accumulated other comprehensive loss	(14,400)	(5,491)
Total Whitestone REIT shareholders' equity	332,083	345,317
Noncontrolling interest in subsidiary	6,243	7,781
Total equity	338,326	353,098
Total liabilities and equity	$1,045,002	$1,056,260

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

December 31, 2020	December 31, 2019

(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$22,956	$16,741
Accrued rents and other recoveries	16,348	16,983
Allowance for doubtful accounts	(16,426)	(11,173)
Other receivables	131	303
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$23,009	$22,854

(2) Operating lease right of use assets (net)	$592	$1,328

(3) Operating lease liabilities	$603	$1,331

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Rental(1)	$28,968	$29,487	$115,084	$117,014
Management, transaction, and other fees	866	613	2,831	2,237
Total revenues	29,834	30,100	117,915	119,251

Operating expenses
Depreciation and amortization	7,191	6,875	28,303	26,740
Operating and maintenance	5,542	5,851	20,563	20,611
Real estate taxes	4,424	3,819	18,015	16,293
General and administrative	5,699	5,147	21,303	21,661
Total operating expenses	22,856	21,692	88,184	85,305

Other expenses (income)
Interest expense	6,209	6,547	25,770	26,285
Loss (gain) on sale or disposal of assets, net	(518)	(753)	364	(638)
Gain on loan forgiveness	(1,734)	—	(1,734)	—
Interest, dividend and other investment income	(72)	(109)	(278)	(659)
Total other expense	3,885	5,685	24,122	24,988

Income before equity investment in real estate partnership and income tax	3,093	2,723	5,609	8,958

Equity in earnings of real estate partnership	169	13,596	921	15,076
Provision for income tax	(91)	(76)	(379)	(400)
Income from continuing operations	3,171	16,243	6,151	23,634

Loss (gain) on sale of property from discontinued operations	—	(107)	—	594
Income from discontinued operations	—	(107)	—	594

Net income	3,171	16,136	6,151	24,228

Less: Net income attributable to noncontrolling interests	59	360	117	545

Net income attributable to Whitestone REIT	$3,112	$15,776	$6,034	$23,683

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.07	$0.39	$0.14	$0.57
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.02
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.07	$0.39	$0.14	$0.59
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.07	$0.38	$0.14	$0.56
Income from discontinued operations attributable to Whitestone REIT	0.00	(0.01)	0.00	0.01
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.07	$0.37	$0.14	$0.57

Weighted average number of common shares outstanding:
Basic	42,368	40,614	42,244	40,184
Diluted	43,337	42,090	42,990	41,462

Consolidated Statements of Comprehensive Income (Loss)

Net income	$3,171	$16,136	$6,151	$24,228

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	1,333	1,912	(9,062)	(9,828)

Comprehensive income (loss)	4,504	18,048	(2,911)	14,400

Less: Net income attributable to noncontrolling interests	59	360	117	545
Less: Comprehensive income (loss) attributable to noncontrolling interests	30	43	(173)	(221)

Comprehensive income (loss) attributable to Whitestone REIT	$4,415	$17,645	$(2,855)	$14,076

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

Three Months Ended December 31,		Year Ended December 31,
2020	2019	2020	2019

(1) Rental
Rental revenues	$21,700	$21,998	$87,291	$86,750
Recoveries	8,466	8,047	33,442	31,748
Bad debt	(1,198)	(558)	(5,649)	(1,484)
Total rental	$28,968	$29,487	$115,084	$117,014

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income from continuing operations	$6,151	$23,634
Net income from discontinued operations	—	594
Net income	6,151	24,228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,303	26,740
Amortization of deferred loan costs	1,113	1,095
Gain on sale or disposal of assets and loan forgiveness, net	(1,370)	(638)
Bad debt	5,649	1,484
Share-based compensation	6,063	6,483
Equity in earnings of real estate partnership	(921)	(15,076)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(885)	(177)
Accrued rents and accounts receivable	(6,055)	(2,998)
Receivable due from related party	142	(83)
Distributions from real estate partnership	1,039	6,926
Unamortized lease commissions, legal fees and loan costs	(1,343)	(1,824)
Prepaid expenses and other assets	2,255	(4,163)
Accounts payable and accrued expenses	2,518	5,609
Payable due to related party	(182)	249
Tenants' security deposits	299	487
Net cash provided by operating activities	42,776	47,748
Cash flows from investing activities:
Acquisitions of real estate	—	(34,804)
Additions to real estate	(7,362)	(13,243)
Proceeds from note receivable	922	—
Proceeds from financed receivable due from related party	—	5,661
Net cash used in investing activities	(6,440)	(42,386)
Net cash provided by investing activities of discontinued operations	—	594
Cash flows from financing activities:
Distributions paid to common shareholders	(25,203)	(45,627)
Distributions paid to OP unit holders	(511)	(1,055)
Proceeds from issuance of common shares, net of offering costs	2,241	21,244
Payments of exchange offer costs	(43)	(120)
Proceeds from bonds and notes payable	1,734	100,000
Net proceeds from (payments of) credit facility	10,000	(66,700)
Repayments of notes payable	(12,164)	(8,095)
Payments of loan origination costs	—	(2,970)
Repurchase of common shares	(2,077)	(776)
Net cash used in financing activities	(26,023)	(4,099)
Net increase in cash, cash equivalents and restricted cash	10,313	1,857
Cash, cash equivalents and restricted cash at beginning of period	15,643	13,786
Cash, cash equivalents and restricted cash at end of period (1)	$25,956	$15,643

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2020	2019
Supplemental disclosure of cash flow information:
Cash paid for interest	$24,741	$25,360
Cash paid for taxes	$353	$396
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$88	$234
Financed insurance premiums	$1,431	$1,238
Value of shares issued under dividend reinvestment plan	$89	$137
Value of common shares exchanged for OP units	$1,162	$186
Change in fair value of cash flow hedge	$(9,062)	$(9,828)
Reallocation of ownership percentage between parent and subsidiary	$(20)	$—
Property received as termination fee	$251	$—

	December 31,
	2020	2019
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$25,777	$15,530
Restricted cash	179	113
Total cash, cash equivalents and restricted cash	$25,956	$15,643

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO (NAREIT) AND FFO CORE	2020	2019	2020	2019
Net income attributable to Whitestone REIT	$3,112	$15,776	$6,034	$23,683
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate assets	7,153	6,811	28,096	26,468
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	411	441	1,673	2,362
Loss (gain) on sale or disposal of assets	(518)	(753)	364	(638)
Loss (gain) on sale of property from discontinued operations	—	107	—	(594)
Loss (gain) on sale or disposal of properties or assets of real estate partnership (pro rata)	13	(13,820)	91	(13,800)
Net income attributable to noncontrolling interests	59	360	117	545
FFO (NAREIT)	10,230	8,922	36,375	38,026
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,896	1,713	6,063	6,483
Early debt extinguishment costs of real estate partnership	—	426	—	426
Gain on loan forgiveness	(1,734)	—	(1,734)	—
FFO Core	$10,392	$11,061	$40,704	$44,935

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,230	$8,922	$36,375	$38,026
Distributions paid on unvested restricted common shares	—	—	—	(41)
FFO excluding amounts attributable to unvested restricted common shares	$10,230	$8,922	$36,375	$37,985
FFO Core excluding amounts attributable to unvested restricted common shares	$10,392	$11,061	$40,704	$44,894
Denominator:
Weighted average number of total common shares - basic	42,368	40,614	42,244	40,184
Weighted average number of total noncontrolling OP units - basic	773	922	821	924
Weighted average number of total common shares and noncontrolling OP units - basic	43,141	41,536	43,065	41,108

Effect of dilutive securities:
Unvested restricted shares	969	1,476	746	1,278
Weighted average number of total common shares and noncontrolling OP units - diluted	44,110	43,012	43,811	42,386

FFO per common share and OP unit - basic	$0.24	$0.21	$0.84	$0.92
FFO per common share and OP unit - diluted	$0.23	$0.21	$0.83	$0.90

FFO Core per common share and OP unit - basic	$0.24	$0.27	$0.95	$1.09
FFO Core per common share and OP unit - diluted	$0.24	$0.26	$0.93	$1.06

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
PROPERTY NET OPERATING INCOME	2020	2019	2020	2019
Net income attributable to Whitestone REIT	$3,112	$15,776	$6,034	$23,683
General and administrative expenses	5,699	5,147	21,303	21,661
Depreciation and amortization	7,191	6,875	28,303	26,740
Equity in earnings of real estate partnership	(169)	(13,596)	(921)	(15,076)
Interest expense	6,209	6,547	25,770	26,285
Interest, dividend and other investment income	(72)	(109)	(278)	(659)
Provision for income taxes	91	76	379	400
Loss (gain) on sale of property from discontinued operations	—	107	—	(594)
Management fee, net of related expenses	88	22	334	(42)
Loss (gain) on sale or disposal of assets, net	(518)	(753)	364	(638)
Gain on loan forgiveness	(1,734)	—	(1,734)	—
NOI of real estate partnership (pro rata)	982	1,121	4,232	6,273
Net income attributable to noncontrolling interests	59	360	117	545
NOI	20,938	21,573	83,903	88,578
Non-Same Store NOI (1)	(257)	(267)	(1,691)	(155)
NOI of real estate partnership (pro rata)	(982)	(1,121)	(4,232)	(6,273)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	19,699	20,185	77,980	82,150
Same Store straight-line rent adjustments	(8)	(192)	632	(1,110)
Same Store amortization of above/below market rents	(198)	(72)	(787)	(761)
Same Store lease termination fees	(585)	(176)	(1,613)	(576)
Same Store NOI (2)	$18,908	$19,745	$76,212	$79,703

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2020 to the three months ended December 31, 2019, Non-Same Store includes properties acquired between October 1, 2019 and December 31, 2020 and properties sold between October 1, 2019 and December 31, 2020, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2020 to the twelve months ended December 31, 2019, Non-Same Store includes properties acquired between January 1, 2019 and December 31, 2020 and properties sold between January 1, 2019 and December 31, 2020, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2020 to the three months ended December 31, 2019, Same Store includes properties owned before October 1, 2019 and not sold before December 31, 2020. For purposes of comparing the twelve months ended December 31, 2020 to the twelve months ended December 31, 2019, Same Store includes properties owned before January 1, 2019 and not sold before December 31, 2020.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)	2020	2019	2020	2019

Net income attributable to Whitestone REIT	$3,112	$15,776	$6,034	$23,683
Depreciation and amortization	7,191	6,875	28,303	26,740
Interest expense	6,209	6,547	25,770	26,285
Provision for income taxes	91	76	379	400
Net income attributable to noncontrolling interests	59	360	117	545
Equity in earnings of real estate partnership	(169)	(13,596)	(921)	(15,076)
EBITDAre adjustments for real estate partnership	794	1,039	3,484	5,939
Loss (gain) on sale of property from discontinued operations	—	107	—	(594)
Loss (gain) on sale or disposal of assets, net	(518)	(753)	364	(638)
Gain on loan forgiveness	(1,734)	—	(1,734)	—
EBITDAre	15,035	16,431	61,796	67,284
Management fee, net of related expenses	88	22	334	(42)
Share-based compensation expense	1,896	1,713	6,063	6,483
EBITDAre-Adjusted	$17,019	$18,166	$68,193	$73,725

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended December 31,
	2020	2019	Change	Percent Change
Same Store (51 properties, excluding development land)
Property revenues
Rental	$28,384	$29,237	$(853)	(3)%
Management, transaction and other fees	724	355	369	104%
Total property revenues	29,108	29,592	(484)	(2)%

Property expenses
Property operation and maintenance	5,186	5,641	(455)	(8)%
Real estate taxes	4,223	3,766	457	12%
Total property expenses	9,409	9,407	2	0%

Total property revenues less total property expenses	19,699	20,185	(486)	(2)%

Same Store straight-line rent adjustments	(8)	(192)	184	(96)%
Same Store amortization of above/below market rents	(198)	(72)	(126)	175%
Same Store lease termination fees	(585)	(176)	(409)	232%

Same Store NOI (1)	$18,908	$19,745	$(837)	(4)%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended December 31,
	2020	2019	Change	Percent Change
Same Store (51 properties, excluding development land)
Property revenues
Rental	$112,057	$116,764	$(4,707)	(4)%
Management, transaction and other fees	2,199	1,286	913	71%
Total property revenues	114,256	118,050	(3,794)	(3)%

Property expenses
Property operation and maintenance	19,081	19,655	(574)	(3)%
Real estate taxes	17,195	16,245	950	6%
Total property expenses	36,276	35,900	376	1%

Total property revenues less total property expenses	77,980	82,150	(4,170)	(5)%

Same Store straight-line rent adjustments	632	(1,110)	1,742	(157)%
Same Store amortization of above/below market rents	(787)	(761)	(26)	3%
Same Store lease termination fees	(1,613)	(576)	(1,037)	180%

Same Store NOI (1)	$76,212	$79,703	$(3,491)	(4)%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Other Financial Information:

Tenant improvements (1) (2)	$549	$1,432	$2,813	$4,122
Leasing commissions (1) (2)	$313	$473	$1,270	$2,664
Maintenance capital (1)	$972	$1,215	$3,815	$5,048
Scheduled debt principal payments (1)	$438	$460	$1,879	$2,005
Straight-line rent income (1)	$7	$217	$(667)	$1,372
Market rent amortization income from acquired leases (1)	$237	$68	$823	$724
Non-cash share-based compensation expense (1)	$1,896	$1,713	$6,063	$6,483
Non-real estate depreciation and amortization (1)	$39	$64	$207	$272
Amortization of loan fees (1)	$280	$354	$1,131	$1,229
Undepreciated value of unencumbered properties	$825,637	$802,545	$825,637	$802,545
Number of unencumbered properties	51	50	51	50
Full time employees	88	108	88	108

(1)     Includes pro-rata share attributable to real estate partnership.

(2)    Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2020
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.2%	42,391
Operating partnership units outstanding	1.8%	773
Total	100.0%	43,164

Market price of common shares as of
December 31, 2020		$7.97

Total equity capitalization		344,017	36%

Debt Capitalization:
Outstanding debt		$645,163
Less: Cash and cash equivalents		(25,777)
Total debt capitalization		619,386	64%

Total Market Capitalization as of
December 31, 2020		$963,403	100%

SELECTED RATIOS:

	Three Months Ended		Year Ended
	December 31,		December 31,
INTEREST COVERAGE RATIO	2020	2019	2020	2019
EBITDAre/Interest Expense
EBITDAre (1)	$15,035	$16,431	$61,796	$67,284

Interest expense	6,209	6,547	25,770	26,285
Pro rata share of interest expense from real estate partnership	160	684	650	1,947
Less: amortization of loan fees, including pro rata share from real estate partnership	(280)	(354)	(1,131)	(1,229)
Interest expense, excluding amortization of loan fees	6,089	6,877	25,289	27,003

Ratio of EBITDAre to interest expense	2.5	2.4	2.4	2.5

(1)    For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	December 31,
	2020	2019
Debt/Undepreciated Book Value
Outstanding debt	$645,163	$645,896
Less: Cash	(25,777)	(15,530)
Add: Proportional share of net debt of real estate partnership	8,912	9,944
Outstanding debt after cash	$628,298	$640,310

Undepreciated real estate assets	$1,106,426	$1,099,955
Add: Proportional share of real estate from unconsolidated partnership	45,848	45,496
Undepreciated real estate assets	$1,152,274	$1,145,451
Ratio of debt to real estate assets	55%	56%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Debt/EBITDAre Ratio
Outstanding debt	$645,163	$645,896	$645,163	$645,896
Less: Cash	(25,777)	(15,530)	(25,777)	(15,530)
Add: Proportional share of net debt of unconsolidated real estate partnership	8,912	9,944	8,912	9,944
Total Net Debt	$628,298	$640,310	$628,298	$640,310

EBITDAre	$15,035	$16,431	$61,796	$67,284
Management fee, net of related expenses	88	22	334	(42)
Share based compensation	1,896	1,713	6,063	6,483
EBITDAre-Adjusted	$17,019	$18,166	$68,193	$73,725

Effect of partial period acquisitions and dispositions	—	428	—	711

Pro forma EBITDAre-Adjusted	17,019	18,594	68,193	74,436

Pro forma annualized EBITDAre-Adjusted	$68,076	$74,376	$68,193	$74,436

Ratio of debt to pro forma EBITDAre-Adjusted	9.2	8.6	9.2	8.6

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2020	December 31, 2019
Fixed rate notes
$10.5 million, 4.85% Note, paid off on September 24, 2020 (1)	$—	$9,260
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (2)	100,000	100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (3)	165,000	165,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,687	19,000
$20.2 million 4.28% Note, due June 6, 2023	18,222	18,616
$14.0 million 4.34% Note, due September 11, 2024	13,236	13,482
$14.3 million 4.34% Note, due September 11, 2024	14,014	14,243
$15.1 million 4.99% Note, due January 6, 2024	14,165	14,409
$2.6 million 5.46% Note, due October 1, 2023	2,339	2,386
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 31, 2023 (4)	119,500	109,500
Total notes payable principal	645,163	645,896
Less deferred financing costs, net of accumulated amortization	(978)	(1,197)
Total notes payable	$644,185	$644,699

(1)     Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term through September 24, 2018 and 4.85% beginning September 25, 2018 through September 24, 2020. The promissory note was paid off in September 2020.

(2)    Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 3 at 1.73%.

(3)     Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

(4)    Unsecured line of credit includes certain Pillarstone Properties as of December 31, 2018, in determining the amount of credit available under the 2018 Facility which were released from collateral during 2019.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2020
(in thousands)

Year	Amount Due

2021	$1,829
2022	101,683
2023	147,363
2024	228,573
2025	17,143
Thereafter	148,572
Total	$645,163

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	December 31,	December 31,	September 30,	June 30,	March 31,
Community Centered Properties®	2020	2020	2020	2020	2020
Whitestone	4,953,571	88%	89%	89%	90%

Unconsolidated real estate partnership	926,798	61%	62%	67%	69%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,419	2.8%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2021, 2021, 2022, 2024, 2025 and 2034
Whole Foods Market	Houston	2,247	2.6%	9/3/2014	2035
Frost Bank	Houston	1,948	2.3%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,050	1.2%	10/1/2015	2026
Verizon Wireless (3)	Houston and Phoenix	950	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2022, 2023, 2024, 2024 and 2038
Walgreens & Co. (4)	Houston and Phoenix	946	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Bashas' Inc. (5)	Phoenix	848	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	635	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2021, 2023, 2025, 2025 and 2027
Wells Fargo & Company (7)	Phoenix	578	0.7%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ruth's Chris Steak House Inc.	Phoenix	466	0.5%	1/1/1991	2030
Regus Corporation	Houston	451	0.5%	5/23/14	2025
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Original Ninfas LP	Houston	403	0.5%	8/29/2018	2029
		$14,541	16.9%

(1)    Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2020 for each applicable tenant multiplied by 12.

(2)    As of December 31, 2020, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in

2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2021, was $315,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)    As of December 31, 2020, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $22,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $134,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.9% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(4)    As of December 31, 2020, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(5)    As of December 31, 2020, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.9% of our total annualized base rental revenue.

(6)    As of December 31, 2020, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)    As of December 31, 2020, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $447,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
COVID-19 - STATUS OF TENANTS

	% of Leased SF	% of ABR	Q4 2020 Cash Payments Received %(1)	January Cash Payments Received %(1)
Restaurants & Food Service	18%	23%	96%	96%
Grocery	14%	9%	99%	99%
Financial Services	6%	9%	99%	99%
Salons	7%	8%	92%	96%
Medical & Dental	7%	8%	94%	95%
Non Retail	4%	6%	94%	94%
Home Décor And Improvement	7%	5%	100%	97%
General Retail	7%	5%	96%	99%
Apparel	4%	4%	94%	96%
Education	5%	4%	94%	92%
Fitness	5%	4%	82%	94%
Local Services	2%	3%	91%	95%
Off-Price	4%	2%	100%	100%
Pet Supply & Services	2%	2%	99%	78%
Wireless	1%	2%	95%	95%
Entertainment	2%	2%	48%	100%
Pharmacies & Nutritional Supplies	2%	2%	100%	100%
Sporting Goods	1%	1%	90%	100%
Postal Services	1%	1%	99%	100%
Automotive Supply & Services	1%	0%	100%	100%
Electronics	0%	0%	77%	100%
Total	100%	100%	95%	96%

(1) Collections received through February 23, 2021 that are for contractual rent (base rent and expense reimbursement) in the respective period

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
RENEWALS
Number of Leases	56	55	201	208
Total Square Feet (1)	273,211	257,440	750,552	726,246
Average Square Feet	4,879	4,681	3,734	3,492
Total Lease Value	$12,536,000	$22,701,000	$47,893,000	$59,815,000
NEW LEASES
Number of Leases	28	21	105	109
Total Square Feet (1)	49,664	36,206	231,077	226,534
Average Square Feet	1,774	1,724	2,201	2,078
Total Lease Value	$6,478,000	$4,745,000	$27,609,000	$28,228,000
TOTAL LEASES
Number of Leases	84	76	306	317
Total Square Feet (1)	322,875	293,646	981,629	952,780
Average Square Feet	3,844	3,864	3,208	3,006
Total Lease Value	$19,014,000	$27,446,000	$75,502,000	$88,043,000

(1)    Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)		Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2020	73	$16,880,587	297,812	4.1	$388,146	$1.30	$13.20		$13.19	$4,030	0.1%	$254,859	6.8%
3rd Quarter 2020	63	15,059,079	216,564	3.8	723,072	3.34	16.35		15.83	107,566	3.3%	344,848	11.0%
2nd Quarter 2020	54	13,620,242	162,729	4.2	418,007	2.57	18.66		18.30	59,644	2.0%	315,893	11.3%
1st Quarter 2020	63	16,883,447	179,014	4.4	447,816	2.50	20.67		20.26	73,787	2.0%	256,566	7.3%
Total - 12 months	253	$62,443,355	856,119	4.1	$1,977,041	$2.31	$16.60		$16.31	$245,027	1.8%	$1,172,166	8.9%

Comparable New Leases:
4th Quarter 2020	20	$4,653,817	30,371	5.5	$291,222	$9.59	$23.58		$26.73	$(95,836)	(11.8)%	$(42,922)	(5.4)%
3rd Quarter 2020	18	5,437,366	45,158	4.8	630,803	13.97	22.39		21.80	26,323	2.7%	25,687	2.9%
2nd Quarter 2020	11	3,864,386	25,792	5.9	227,075	8.80	22.65		24.05	(35,900)	(5.8)%	19,331	3.4%
1st Quarter 2020	8	1,279,066	12,579	4.6	107,093	8.51	22.10		24.99	(36,405)	(11.6)%	(11,095)	(3.8)%
Total - 12 months	57	$15,234,635	113,900	5.2	$1,256,193	$11.03	$22.73		$23.98	$(141,818)	(5.2)%	$(8,999)	(0.4)%

Comparable Renewal Leases:
4th Quarter 2020	53	$12,226,770	267,441	3.9	$96,924	$0.36	$12.02		$11.65	$99,866	3.2%	$297,781	10.1%
3rd Quarter 2020	45	9,621,713	171,406	3.5	92,269	0.54	14.76		14.28	81,243	3.4%	319,161	13.9%
2nd Quarter 2020	43	9,755,856	136,937	3.9	190,932	1.39	17.91		17.21	95,544	4.1%	296,562	13.5%
1st Quarter 2020	55	15,604,381	166,435	4.3	340,723	2.05	20.57		19.90	110,192	3.4%	267,661	8.4%
Total - 12 months	196	$47,208,720	742,219	3.9	$720,848	$0.97	$15.66	1.00	$15.13	$386,845	3.5%	$1,181,165	11.1%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2020	84	$19,013,353	322,875	4.0	$502,216	$1.56	$13.69
3rd Quarter 2020	78	19,540,109	257,370	4.0	1,002,715	3.90	16.85
2nd Quarter 2020	64	14,993,431	180,245	4.4	528,868	2.93	18.49
1st Quarter 2020	80	21,955,258	221,139	5.2	999,160	4.52	20.85
Total - 12 months	306	$75,502,151	981,629	4.1	$3,032,959	$3.09	$17.01

New
4th Quarter 2020	28	$6,477,724	49,664	4.9	$401,475	$8.08	$22.27
3rd Quarter 2020	32	9,861,214	85,196	4.8	906,788	10.64	20.98
2nd Quarter 2020	21	5,237,575	43,308	5.4	337,936	7.80	20.33
1st Quarter 2020	24	6,032,328	52,909	4.4	583,553	11.03	20.58
Total - 12 months	105	$27,608,841	231,077	4.9	$2,229,752	$9.65	$21.04

Renewal
4th Quarter 2020	56	$12,535,629	273,211	3.9	$100,741	$0.37	$12.13
3rd Quarter 2020	46	9,678,895	172,174	3.5	95,927	0.56	14.81
2nd Quarter 2020	43	9,755,856	136,937	3.9	190,932	1.39	17.91
1st Quarter 2020	56	15,922,930	168,230	4.3	415,607	2.47	20.93
Total - 12 months	201	$47,893,310	750,552	3.9	$803,207	$1.07	$15.77

(1)    Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.
(2)    Weighted average lease term is determined on the basis of square footage.
(3)    Estimated amount per signed lease. Actual cost of construction may vary.
(4)    Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)    Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2020
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2021	453	783,293	15.8%	$13,636	16.0%	$17.41
2022	203	653,956	13.2%	12,223	14.4%	18.69
2023	189	593,308	12.0%	11,523	13.6%	19.42
2024	182	688,576	13.9%	14,448	17.0%	20.98
2025	173	653,587	13.2%	11,811	13.9%	18.07
2026	59	264,983	5.3%	4,996	5.9%	18.85
2027	39	162,333	3.3%	3,564	4.2%	21.95
2028	26	146,212	3.0%	2,792	3.3%	19.10
2029	20	160,087	3.2%	2,875	3.4%	17.96
2030	21	64,541	1.3%	2,193	2.6%	33.98
Total	1,365	4,170,876	84.2%	$80,061	94.3%	$19.20

(1)    Lease expirations table reflects rents in place as of December 31, 2020, and does not include option periods.

(2)    Annualized Base Rent represents the monthly base rent as of December 31, 2020 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2020

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2020	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	82%	$796	$13.36	$12.94
Anthem Marketplace	Phoenix	2000	113,293	88%	1,317	13.21	16.37
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	228	33.27	33.85
Bissonnet Beltway	Houston	1978	29,205	88%	366	14.24	13.85
BLVD Place	Houston	2014	216,944	97%	8,834	41.98	42.96
The Citadel	Phoenix	2013	28,547	95%	463	17.07	17.15
City View Village	San Antonio	2005	17,870	100%	550	30.78	30.33
Davenport Village	Austin	1999	128,934	92%	2,963	24.98	24.86
Desert Canyon	Phoenix	2000	62,533	81%	705	13.92	13.50
Eldorado Plaza	Dallas	2004	219,287	90%	2,908	14.73	15.05
Fountain Hills	Phoenix	2009	111,289	85%	1,488	15.73	15.61
Fountain Square	Phoenix	1986	118,209	84%	1,805	18.18	17.12
Fulton Ranch Towne Center	Phoenix	2005	120,575	95%	1,924	16.80	17.50
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	952	19.27	19.95
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.90
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,579	22.42	23.82
Headquarters Village	Dallas	2009	89,134	80%	2,231	31.29	34.37
Keller Place	Dallas	2001	93,541	96%	991	11.04	10.90
Kempwood Plaza	Houston	1974	91,302	92%	1,136	13.52	14.06
La Mirada	Phoenix	1997	147,209	90%	3,112	23.49	23.42
Lion Square	Houston	2014	117,592	92%	1,644	15.20	14.22
The Marketplace at Central	Phoenix	2012	111,130	99%	1,051	9.55	9.68
Market Street at DC Ranch	Phoenix	2003	244,888	94%	4,667	20.27	19.93
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	84%	1,552	15.56	16.09
Paradise Plaza	Phoenix	1983	125,898	93%	1,588	13.56	13.22
Parkside Village North	Austin	2005	27,045	96%	812	31.28	31.74
Parkside Village South	Austin	2012	90,101	88%	2,028	25.58	26.20
Pima Norte	Phoenix	2007	35,110	65%	401	17.57	18.89
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	2,307	21.25	21.99
Pinnacle Phase II	Phoenix	2017	27,063	100%	755	27.90	27.16
The Promenade at Fulton Ranch	Phoenix	2007	98,792	80%	1,106	13.99	11.22
Providence	Houston	1980	90,327	96%	1,019	11.75	12.69
Quinlan Crossing	Austin	2012	109,892	95%	2,345	22.46	23.51
Seville	Phoenix	1990	90,042	85%	2,302	30.08	33.28
Shaver	Houston	1978	21,926	100%	326	14.87	17.38
Shops at Pecos Ranch	Phoenix	2009	78,767	74%	1,624	27.86	27.16
Shops at Starwood	Dallas	2006	55,385	100%	1,304	23.54	22.48
The Shops at Williams Trace	Houston	1985	132,991	82%	1,839	16.86	16.43
South Richey	Houston	1980	69,928	96%	695	10.35	10.56
Spoerlein Commons	Chicago	1987	41,455	81%	665	19.80	20.97
Starwood Phase II	Dallas	2016	35,351	81%	1,006	35.13	22.84
The Strand at Huebner Oaks	San Antonio	2000	73,920	96%	1,631	22.98	23.29
SugarPark Plaza	Houston	1974	95,032	97%	1,149	12.46	12.89
Sunridge	Houston	1979	49,359	84%	577	13.92	12.90
Sunset at Pinnacle Peak	Phoenix	2000	41,530	91%	686	18.15	17.41
Terravita Marketplace	Phoenix	1997	102,733	56%	1,191	20.70	20.15
Town Park	Houston	1978	43,526	90%	1,046	26.70	25.78
Village Square at Dana Park	Phoenix	2009	323,026	80%	5,592	21.64	21.27
Westchase	Houston	1978	50,332	75%	600	15.89	15.44
Williams Trace Plaza	Houston	1983	129,222	89%	1,805	15.69	15.52
Windsor Park	San Antonio	2012	196,458	97%	1,920	10.08	11.18
Woodlake Plaza	Houston	1974	106,169	70%	1,047	14.09	13.55
Total/Weighted Average - Whitestone Properties			4,848,652	89%	82,752	19.18	19.32

Development Properties:
Las Colinas Village	Dallas	2000	104,919	67%	1,952	27.77	28.07
Total/Weighted Average - Development Properties(4)			104,919	67%	1,952	27.77	28.07

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,953,571	88%	$84,704	$19.43	$19.58

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	47%	$1,038	$17.55	$18.56
Corporate Park Northwest	Houston	1981	174,359	76%	1,834	13.84	13.59
Corporate Park Woodland II	Houston	2000	14,344	100%	244	17.01	16.94
Holly Hall Industrial Park	Houston	1980	90,000	49%	308	6.98	6.89
Holly Knight	Houston	1984	20,015	100%	432	21.58	21.23
Interstate 10 Warehouse	Houston	1980	151,000	31%	287	6.13	6.09
Uptown Tower	Dallas	1982	253,981	66%	3,952	23.58	23.25
Westgate Service Center	Houston	1984	97,225	81%	656	8.33	8.00
Total/Weighted Average - Unconsolidated Properties			926,798	61%	$8,751	$15.48	$15.36

(1)      Calculated as the tenant’s actual December 31, 2020 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2020. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2020 equaled approximately $72,000 for the month ended December 31, 2020.

(2)      Calculated as annualized base rent divided by leased square feet as of December 31, 2020.

(3)    Represents (i) the contractual base rent for leases in place as of December 31, 2020, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2020.

(4)    Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)    As of December 31, 2020, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN - SAN ANTONIO

Davenport Village | Quinlan Crossing | City View Village | Parkside Village North | Parkside Village South
The Strand at Huebner Oaks | Windsor Park

DALLAS - FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village | Shops at Starwood

HOUSTON

BLVD Place | Bissonnet Beltway Plaza | Kempwood Plaza | Lion Square | Providence Plaza | Shaver Street Center
Shops at Williams Trace | South Richey | Sugar Park Plaza | Sunridge Center | Town Park Plaza
Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Desert Canyon | Fountain Hills Plaza | Fountain Square
Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch
Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza | Pima Norte
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

HOUSTON CORPORATE HEADQUARTERS: 2600 S. Gessner Road, Suite 500, Houston,TX 77063 | Toll Free 866.789.7348

ARIZONA REGIONAL OFFICE: 20789 North Pima Road, Suite 210, Scottsdale,AZ 85255 | (P) 480.584.6181

DALLAS DIVISION OFFICE: 6959 Lebanon Road, Suite 214, Frisco,TX 75034 | (P) 214.824.7888

AUSTIN DIVISION OFFICE: 3801 North Capital of Texas Highway, Suite E-205,Austin,TX 78746 | (P) 512.992.1507

SAN ANTONIO DIVISION OFFICE: 11225 Huebner Road, San Antonio,TX 78230 | (P) 210.437.3037

www.whitestonereit.com